FOR IMMEDIATE RELEASE	7 APRIL 2014

WPP PLC (“WPP”)

Notification of Trading Statement

WPP will announce its First Quarter Trading Update for the three months ended 31 March 2014 on Friday, April 25th 2014.

Contact:

Feona McEwan, WPP

+ 44(0)207 408 2204